As filed with the Securities and Exchange Commission on January 28, 1997
 -----------------------------------------------------------------------------
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PICK Communications Corp.
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   75-2107261
                      (I.R.S. Employer Identification No.)

         Wayne Interchange Plaza II, 155 Route 46 West, Wayne, NJ 07470
               (Address of Principal Executive Offices) (Zip Code)

                             1996 Stock Option Plan
                  Compensation Agreement dated December 3, 1996
                            (Full Title of the Plans)

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                     (Name and Address of Agent For Service)

                                 (212) 687-3860
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
Title of Each Class                               Proposed Maximum      Proposed
of Securities to be        Amount to be           Offering              Maximum               Amount of
   Registered              Registered             Price                 Aggregate             Registration
                                                  Per Share             Offering Price        Fee

Stock Options              5,000,000(1)           --                    --                    (5)

Shares of Common           3,500,000(2)(6)        $ .88(7)              $3,080,000            $  933.33
Stock, par value             400,000(3)           $ .25(7)              $  100,000            $   30.30
$.002 per share

Shares of Common           1,500,000(4)(6)        $ .19(8)              $  285,000            $   86.36
Stock, par value
$.002 per share

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,049.99

(1) Represents options authorized to be granted pursuant to the 1996 Stock Option Plan (the "Plan") of PICK Communications Corp. (the "Registrant," "Corporation" or "Company").

(2) Shares of the Company's common stock, $.002 par value (the "Common Stock") issuable upon exercise of options previously granted pursuant to the Plan.

(3) Represents shares of Common Stock issued to the Registrant's Chief Executive Officer, Mr. Diego Leiva, at a purchase price of $.25 per share, or an aggregate of $100,000, in lieu of payment of $100,000 of salary accrued to Mr. Leiva pursuant to a Compensation Agreement dated December 3, 1996 between the Registrant and Mr. Leiva (the "Compensation Shares").

(4) Shares issuable upon exercise of stock options available for grant under the Plan.

(5)     No registration fee is required pursuant to Rule 457(h)(2).

(6) Includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan, as the case may be.

(7) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average exercise price.

(8) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and asked prices for the shares of the Company's Common Stock on the National Association of Securities Dealers, Inc.'s Electronic Bulletin
        Board (OTCBB)on January 24, 1997.

                                   PROSPECTUS

                            PICK Communications Corp.

                                5,400,000 Shares

                     Shares of Common Stock, $.002 par value

            This Prospectus has been prepared by PICK Communications Corp., a Nevada corporation (the "Registrant," "Corporation" or "Company"), for use upon resale of shares of the Registrant's common stock, $.002 par value (the "Common Stock"), by certain "affiliates" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Act")) of the Registrant (the "Selling Stockholders") who have acquired or may acquire such shares of Common Stock (a) upon exercise of 5,000,000 stock options granted or to be granted under (a) the Registrant's 1996 Stock Option Plan (the "Plan") or (b) pursuant to a compensation agreement with the Registrant for 400,000 shares of Common Stock outside the Plan in connection with services rendered to the Registrant. The maximum number of shares of Common Stock which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalization and other similar changes affecting the Common Stock. It is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices in the over-the-counter market on the date of sale. The Registrant's Common Stock has been traded in the over-the-counter market and reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (OTCBB), under the symbol "PRMF," since August 17, 1995. The Registrant will receive none of the proceeds from the sale of the shares of Common Stock offered hereby. All selling and other expenses incurred by individual Selling Stockholders will be borne by such stockholders. See "Plan of Distribution."

            See "Risk Factors" beginning on Page 4 for certain risks of an investment in the shares of Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is January 28, 1997.

            No person is authorized to give any information or to make any representation other than those contained in this Prospectus in connection with any offer to sell of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer of solicitation would be unlawful.

                                   --------

     PICK Communications Corp. was incorporated in April 1984 under the laws of Utah as S.T.V., Inc. ("STV"). In February 1986, STV changed its name to Adolphus Companies, Inc. ("Adolphus"). In May 1988, Adolphus changed its name to Prime International Products, Inc. ("Prime"). Prime ceased operations in late 1990.

         In July 1995, Prime changed its state of organization from Utah to Nevada. On September 12, 1995, Prime executed a Stock Purchase Agreement to exchange 16,500,000 shares of Prime's common stock for all of the outstanding shares of common stock and warrants of Public Info/Comm Kiosk, Inc. ("Pick"), which made Pick a subsidiary of Prime. Pick was incorporated under the laws of the State of New Jersey in August 1992. Prime changed its name to PICK Communications Corp. in December 1995.

        The Registrant's principal executive offices are located at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470, and its telephone number is (201) 812-7425.

                                    --------

                              AVAILABLE INFORMATION

            The Registrant has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 including all amendments thereto (the "Registration Statement") under the Act via the Electronic Data Gathering Analysis and Retrieval system ("EDGAR") and may be found on the Commission's web site at http://www.sec.gov. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Registrant, reference is made to the Registration Statement, including the exhibits filed therewith.

            Also, the Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance, therewith, files reports and other information with the Commission. Reports, proxy statements and other information filed by the Registrant can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10138 and at 500 West Madison Street, Chicago, Illinois 60611. Copies of all or any part of this Registration Statement (including the exhibits thereto) also may be obtained from the Public Reference Section of the Commission at the Commission's principal office in Washington, D.C., at the Commission's prescribed rates. Electronic filings made via EDGAR are publicly available through the Commission's web site referenced above.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The Registrant hereby incorporates by reference the following documents:

                  1. The Registrant's Registration Statement on Form 10 (File No.0-27604), including the description of the Registrant's Common Stock, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

                  2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

                  3.    The Registrant's Proxy Statement dated December 17,
                        1996.

            All documents subsequently filed by the Registrant after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Registrant will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the

Registrant at Wayne Interchange Plaza II, 155 Route 46 West, Wayne, New Jersey 07470.

                                  RISK FACTORS

     The Company's business can be broken into three segments: (i) debit calling cards, (ii) international long distance service which entails the Company purchasing long distance time from major network based carriers, such as AT&T, and selling this time to other carriers and resellers via switch to switch connections and (iii) prepaid cellular telephones incorporating prepaid debit technology. Unless otherwise indicated, the following Risk Factors apply to all three facets of the Company's business. Prospective investors should consider carefully the following Risk Factors, along with the other documentation incorporated by reference herein, in evaluating an investment in the Company.

Limited Operating History and Revenues; Significant and Continuing Losses

        The Company was organized in April, 1984 and had no operations when it acquired control of PICK in what is described as a reverse merger. PICK has a limited operating history upon which an evaluation of the Company's future performance and prospects can be made. The Company's prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in the prepaid phone card industry, which is an emerging and evolving industry characterized by intense competition. Despite having achieved steadily increasing levels of revenues since inception, the Company's expenses have exceeded revenues, resulting in losses of $158,106, $1,250,580 and $1,068,371 for the years ended December 31, 1993, 1994 and 1995 on a consolidated basis, respectively. Inasmuch as the Company will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with its proposed expansion (including, but not limited to, salaries of executive, creative, marketing and other personnel), the Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations and the costs of continuing expansion. There can be no assurance that the Company will be able to generate significant revenues or achieve profitable operations.

Competition

        The Company faces intense competition in the marketing and sale of its prepaid telephone calling card products and services. The Company's telephone debit cards and long distance services compete for consumer recognition with other prepaid phone cards, credit calling cards and long distance telephone services which have achieved significant international, national and regional consumer loyalty. Many of these products and services are marketed by companies which are well-established, have reputations for success in the development and sale of products and services and have significantly greater financial, marketing, distribution, personnel and other resources than the Company, thereby permitting such companies to implement extensive advertising and promotional campaigns, both general and in response to efforts by additional competitors to enter into new markets and introduce new products and services. Certain of these competitors, including AT&T, MCI, Sprint and the "Baby Bells," such as Bell Atlantic and Bell South, dominate the telecommunications industry and have the financial resources to enable them to withstand substantial price competition, which is expected to increase significantly. These and other large telephone companies, as well as retailers, such as Southland Corp., and companies engaged in the marketing of collectibles, have also entered or have announced their intention to enter into the telephone Debit Card segment of the industry. In addition, because the prepaid phone card segment of the industry has no substantial barriers to entry, competition from smaller competitors in the Company's target markets is also expected to continue to increase significantly.

        The telecommunications industry is characterized by frequent introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect the Company's ability to plan for future design, development and marketing of its products and services. The markets for telecommunications products and services are also characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. The proliferation of new telecommunications technologies, including personal communication services, cellular telephone products and services and telephone debit cards employing alternative technologies, may reduce demand for telephone debit cards generally.

        The Company is not presently aware of any competitor offering the same prepaid cellular telephone technology. Larger, more established entities with greater financial and personnel resources than those of the Company may enter into direct competition with the Company although the Company has a patent pending for such product. However, the Company reasonably expects it has a one or two year lead and will be able to capture a significant market share. Despite the foregoing, there can be no assurance that the Company will be able to capture such market share or compete effectively.

        The Company believes that it competes on the basis of price and service. The Company's success will depend on the Company's ability to anticipate and respond to rapid changes in consumer preferences and the introduction of new products. There can be no assurance that the Company will be able to compete successfully in its markets.

Uncertainty of Market Acceptance

        Achieving market acceptance for the Company's products and services requires substantial marketing efforts and the expenditure of significant funds to create both awareness and demand by large corporations, advertisers and marketers, retailers and consumers. The Company's success depends, in large part, on its ability to attract large corporations to advertise and promote their products and services using the Company's prepaid phone cards as well as the level of acceptance and usage by consumers. Because demand by large corporations, advertisers and marketers, retailers and consumers may be interrelated, any lack or lessening of demand by any one of these consuming entities could adversely affect overall market acceptance of the Company's products and services. There can be no assurance that substantial markets will develop for prepaid phone cards and cellular phones or that the Company will be able to meet its current marketing objectives or succeed in positioning itself as a key player in the telecommunications industry.

Risks Associated with Marketing Strategy and Rapid Expansion

        Although the Company intends to pursue a strategy of growth and will seek to expand its distribution capabilities to achieve greater penetration in new and emerging telecommunications markets, the Company has achieved only modest growth, to date, and has limited experience in effectng rapid expansion or managing operations targeting diverse market segments. Implementation of the Company's proposed expansion will depend on, among other things, the Company's ability to establish additional distribution arrangements targeting several market segments, including collectors, promotional, retail and corporate markets; hire and retain skilled management, financial, marketing, creative and other personnel; and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality, inventory and service controls). The Company's prospects will be affected significantly by its ability to continue to develop successfully and maintain strategic marketing relationships with key distributors. The Company will substantially depend on the efforts of such third parties and also upon such licensors' and distributors' marketing efforts and the popularity and sales of their products.

        The Company's marketing strategy and plans are subject to change as a result of a number of factors, including progress or delays in the Company's marketing efforts, changes in market conditions (including the emergence of significant supplementary markets), the nature of possible distribution arrangements which may become available to it in the future and competitive factors. The Company may also seek to expand its operations through the possible acquisition of companies in businesses which the Company believes are complementary with its business. However, there can be no assurance that the Company will be able to implement successfully its business strategy or otherwise expand its operations, or that the Company will ultimately effect any acquisition or integrate successfully into its operations any acquired business.

Need for Additional Financing

        In the event that the Company's plans change, its assumptions change or prove to be inaccurate, or its cash flow proves to be insufficient to fund the Company's operations (due to unanticipated expenses, delays, problems, difficulties or otherwise), the Company will be required to seek additional financing sooner than anticipated or curtail its expansion activities. The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of continuing expansion. To the extent that the Company finances an acquisition with a combination of cash and equity securities, any such issuance of equity securities would result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing, particularly the significant amounts of financing which would be required if the Company is unable to enter into additional strategic marketing or other distribution arrangements, will be available to the Company on commercially reasonable terms, if at all.

Dependence on Third-Party Long Distance Carriers; Possible Service Interruptions and Equipment Failures

        The Company is currently dependent on a limited number of domestic and international long distance carriers to provide access to long distance telephone service on a cost effective basis. The Company has entered into interconnect agreements or arrangements with long distance carriers, pursuant to which the Company leases phone lines and transmission facilities necessary to transmit consumer calls. Although the Company believes that it currently has sufficient access to transmission facilities and long distance networks on favorable terms and believes that its relationships with its carriers are satisfactory, any increase in the rates charged by carriers would materially adversely affect the Company's operating margins. Failure to obtain continuing access to such facilities and networks would also have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease its operations. In addition, the Company's operations require that its switching facility and its carriers' long distance networks operate on a continuous basis. It is not atypical for telephone carriers and switching facilities to experience service interruptions and equipment failures which could last for a significant period of time. It is possible that the Company's switching facility and its carriers' long-distance networks may, from time to time, experience service interruptions or equipment failures. Service interruptions and equipment failures resulting in material delays would adversely affect consumer confidence as well as the Company's business operations and reputation.

Government Regulations

        Long distance telecommunication services are subject to regulation by the FCC and by state regulatory authorities. Among other things, these regulatory authorities impose regulations governing the rates, terms and conditions for interstate and intrastate telecommunication services. The federal law governing regulation of interstate telecommunications are the Communications Acts of 1934 and 1996 (the "Communications Acts"), which applies to all "common carriers," including AT&T, MCI and Sprint, as well as entities, such as the Company, which resell the transmission services provided through the facilities of other common carriers. In general, under the Communications Acts, common carriers are required to charge reasonable rates and are prohibited from engaging in unreasonable practices in the provision of their services. Common carriers are also prohibited from engaging in unreasonable discrimination in their rates, charges and practices.

        The Communications Acts require each common carrier to file tariffs with the FCC. A tariff is a list of services offered, the terms under which the services are offered, and the rates, or range of rates, charged for services. Upon filing a tariff, the service provider is required to provide the services at the rates and under the terms and conditions specified in the tariff. Failure to file a tariff could result in fines and penalties. The Company believes it has filed all required tariffs with the FCC.

        In addition to federal regulation, resellers of long distance services may be subject to regulation by the various state regulatory authorities. The scope of such regulation varies from state to state, with certain states requiring the filing and regulatory approval of various certifications and state tariffs. As the Company expands the geographic scope of its long distance operations, it intends to obtain operating authority as may be required to provide long distance service.

        The Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained or is in the process of obtaining all licenses, tariffs and approvals necessary for the conduct of its business. In the future, legislation enacted by Congress, court decisions relating to the telecommunications industry, or regulatory actions taken by the FCC or the states in which the Company operates could adversely impact the Company's business. Changes in existing laws and regulations, particularly currently proposed relaxation of existing regulations resulting in significantly increased price competition, may have a significant impact on the Company's activities and on the Company's operating results. Adoption of new statutes and regulations and the Company's expansion into new geographic markets could require the Company to alter its methods of operations, at costs which could be substantial, or otherwise limit the types of services offered by the Company. There can be no assurance that the Company will be able to comply with additional applicable laws, regulations and licensing requirements.

Difficulty of Trading and Obtaining Quotations for Common Stock

        The Company's Common Stock is currently trading in the over-the-counter market so-called "pink sheets," and is quoted on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (OTCBB) under the symbol "PRMF." As a result of trading in the over-the-counter market, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Common Stock.

Possible Inability to Recognize Deferred Revenue

        The sale of long distance telephone service through prepaid phone cards may be subject to "escheat" laws in various states. These laws generally provide that payments or deposits received in advance or in anticipation of the provision of utility (including telephone) services that remain unclaimed for a specific period of time after the termination of such services are deemed "abandoned property" and must be remitted to the state. Although the Company is not aware of any case in which such laws have been applied to the sale of prepaid phone cards, and does not believe that such laws are applicable, in the event that such laws are deemed applicable, the Company may be unable to recognize the portion of its deferred revenue remaining upon the expiration of phone cards with unused calling time. In such event, the Company may be required to deliver such amounts to certain states in accordance with these laws, which could have a material adverse effect on the Company.

Penny Stock Regulation

        The trading of the Company's Common Stock is currently subject to Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rule, brokers-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

        The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

        The Company's Common Stock is currently penny stock as defined in the Exchange Act and as such, the market liquidity for the Common Stock is limited to the ability of broker-dealers to sell Common Stock in compliance with the above-mentioned disclosure requirements.

                              SELLING STOCKHOLDERS

        The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who have acquired or may acquire such shares pursuant to the exercise of Options or pursuant to agreements with the Company outside of the Plan in connection with services rendered to the Company. The Selling Stockholders named below may resell all, a portion or one of such shares of Common Stock from time to time.

        Participants under the Plan who are deemed to be "affiliates" of the Company who may acquire Common Stock under the Plan or other employee benefit plan may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"). An "affiliate" is defined in Rule 405 under the Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with," the Company.

        The table below sets forth with respect to each Selling Stockholder, based upon information available to the Company as of January 20, 1997, the number of shares of Common Stock beneficially owned before and after the sale of the shares of Common Stock offered hereby; the number of shares of Common Stock to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the shares of Common Stock offered hereby. Each Selling Stockholder's relationship to the Company is set forth in a footnote to the table.

Name                 Amount and          Shares to be         Shares              Percent of           Percent of
                     Nature of           Sold(3)              Beneficially        Class (2)(3)         Class (2)(3)
                     Beneficial                               Owned After         Before               After
                     Ownership(1)                             Offering            Offering             Offering

Diego Leiva          12,466,500(4)       900,000              11,566,500          29.2%                27.4%
                     (5)

Robert R.            665,000(6)          500,000              165,000             1.6%                 Less than 1%
Sams

Ricardo              826,000(6)(7)       500,000              326,000             1.9%                 Less than 1%
Maranon

Greg Manning         4,612,289(6)        500,000              4,112,289           10.8%                9.8%
                     (8)

Raymond M.           1,011,500(9)        500,000              961,500             2.4%                 2.3%
Brennan              (10)

Karen M.             871,250(10)         500,000              371,250             2.0%                 Less than 1%
Quinn

Karl R.              870,000(10)         500,000              370,000             2.0%                 Less than 1%
Petersson            (11)

(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2) Based on 42,162,516 shares outstanding as of January 20, 1997. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are convertible or exercisable within sixty (60) days of such date pursuant to Rule 13d-3 under the Exchange Act have been converted or exercised.

(3) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares of Common Stock offered hereby shall be determined from time to time by each Selling Stockholder at his/her discretion.

(4)    Includes (i) 4,290,000  shares  beneficially  owned by Mr.  Leiva's wife,
       (ii) 792,000 shares beneficially owned by a trust for Mr. Leiva's son for which Mr. Leiva serves as trustee, (iii) 792,000 shares beneficially owned by a trust for Mr. Leiva's daughter for which Mr. Leiva serves as trustee and (iv) 400,000 shares being registered in this registration statement which Mr. Leiva and the Company agreed to exchange for $100,000 in accrued and unpaid compensation due Mr. Leiva for 1994 and 1995, at a price per share of $.25, pursuant to a Compensation Agreement dated as of December 3, 1996.

(5) Includes incentive stock options to purchase up to 103,896 shares of the Company's Common Stock at $.9625 and non-incentive stock options to purchase up to 396,104 shares of the Company's Common Stock at $.875 per share pursuant to the Plan being registered in this registration statement.
 .
(6) Includes non-qualified stock options to purchase up to 500,000 shares of the Company's Common Stock at a price of $.875 per share pursuant to the Plan being registered in this registration statement.

(7) Includes 37,250 shares of the Company's Common Stock beneficially owned by Mr. Maranon's daughter.

(8) These shares are held by Greg Manning Auctions, Inc. a company of which Greg Manning is a shareholder.

(9)    Includes 250,000 shares beneficially owned by Mr. Brennan's wife.

(10) Includes incentive stock options to purchase up to 114,285 shares and non-qualified stock options to purchase up to 385,715 shares pursuant to the Plan being registered in this registration statement, all at a price of $.875 per share.

(11) Includes 40,000 shares of the Company's Common Stock beneficially owned by Mr. Petersson's wife and 10,000 shares of the Common Stock owned by each of Mr. Petersson's three children, or an aggregate of 30,000 shares of Common Stock.

                              PLAN OF DISTRIBUTION

         The Options and/or shares of Common Stock (together, the "Securities") are being sold by the Selling Stockholders for their own accounts. The Securities may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions in the over-the-counter market(reported on the National Association of Securities Dealers, Inc. Electronic Bulletin Board (OTCBB) under the symbol "PRMF,") in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Securities to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Securities for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act, and any commissions received by them and any profit on the resale of the Securities sold by them may be deemed to be underwriting discounts and commissions under the Act. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

         There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Snow Becker Krauss P.C. holds 50,000 shares of the Company's Common Stock, all of which was issued to it in exchange for legal fees and disbursements.

                                     EXPERTS

         The consolidated financial statements of the Company for the year ended December 31, 1995, incorporated by reference in this Prospectus have been included in reliance upon the report of Durland & Company, CPAs, P.A., independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (a) The Registrant's Registration Statement on Form 10 (File No.0-27604), including the description of the Registrant's Common Stock, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

         (c) The Registrant's Proxy Statement dated December 17, 1996.


           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.Description of Securities.

         Not applicable.

Item 5.Interests of Named Experts and Counsel.

     Snow Becker Krauss P.C., counsel to the Registrant, owns 50,000 shares of the Company's Common Stock.


Item 6. Indemnification of Directors and Officers.

         Under Section 78.751 of Nevada General Corporation Law, directors and officers may be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that the indemnification only extends to expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of any action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except in respect of any claim, issue or matter as to which such person have been adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

         Article VI of the Company's By-Laws state the following regarding indemnification of its Directors and Officers:

         "On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         "On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the
         Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding."

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8.Exhibits.

                                                                Page in
                                                              Sequentially
                                                                Numbered
                                                              Registration
Exhibit No.        Description of Exhibit                       Statement

       4.1      1996 Employee Stock Option Plan.                    31

       4.2      Compensation Agreement dated as of
                December 3, 1996 between the Company
                and Diego Leiva.                                    42

       5.1      Opinion of Snow Becker Krauss P.C.                  46

      23.1      Consent of Snow Becker Krauss P.C.
                (included in Exhibit 5.1 hereto).                   46

      23.2      Consent of Durland & Company, CPAs, P.A.            50

      24.1      Powers of Attorney (included on the
                signature page of this Registration
                Statement).                                         26
--------------

Item 9.     Required Undertakings.

            The undersigned Registrant hereby undertakes:

            (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, State of New Jersey, on January 27, 1997.


                                                       PICK Communications Corp.



     By: /s/ Diego Leiva                             By: /s/ Karl R. Petersson
         Diego Leiva                                     Karl R. Petersson
         Chairman of the Board,                          Vice President and
         Chief Executive Officer                         Chief Financial Officer
         and President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Diego Leiva and Karl R. Petersson, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on January 27, 1997.

      Signature                                                Title

/s/ Diego Leiva                                        Chairman of the Board,
Diego Leiva                                            Chief Executive Officer,
                                                       President and Director


/s/Karl R. Petersson                                   Vice President and Chief
Karl R. Petersson                                      Financial Officer

/s/Karen M. Quinn                                      Vice President of
Karen M. Quinn                                         Corporate Communications
                                                       and Operations

/s/ Raymond M. Brennan                                 Vice President, Secretary
Raymond M. Brennan                                     and Director

/s/ Robert R. Sams                                     Director
Robert R. Sams

/s/ Ricardo Maranon                                    Director
Ricardo Maranon

/s/ Greg Manning                                       Director
Greg Manning

                                   EXHIBIT 4.1

                            PICK COMMUNICATIONS CORP.
                             1996 STOCK OPTION PLAN

1.       Purposes.

                  The PICK Communications Corp. 1996 Stock Option Plan (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of PICK Communications Corp., a Nevada corporation (the
"Company"), with an added incentive to commence employment with the Company, continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options").

2.       Shares Subject to the Plan.

                  The total number of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), that may be subject to Options granted under the Plan shall be 5,000,000 in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.       Eligibility.

                  ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through
(e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. Options, other than ISO's, may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the

Company, including persons who have previously been granted Options under the Plan.

4.       Administration of the Plan.

                  The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee (the "Committee") which shall be comprised of at least two disinterested persons (the term "disinterested" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934
Act) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISO, NQSO, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

5.           Terms of Options.

             Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs and/or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted an SAR in tandem with an NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

             (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

             (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

             (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion.

             (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

             (e) With respect to the grant of SAR's to Officers and Directors of the Company, an SAR may be exercised at any time after six months of the date of the grant thereof during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO, but only within the specified 10 business day period referred to in subsection (e)(3) of Rule 16b-3 of the 1934 Act (generally, the 10 business days immediately following the publication of the Company's quarterly financial information) if the Company's Common Stock is registered pursuant to Section 12(g) of the 1934 Act. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee also has the discretion to alter the terms of the SARs if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

             (f) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), and (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option. The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one option shall not infer that any option is or to be accelerated.

             (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to an NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to an NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of an NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

             (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

             (i) All Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any ISO or SAR in tandem with an ISO granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

             (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of an NQSO.

             (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

6.           Death or Termination of Employment.

             (a) Subject to the provisions of subparagraph (d) of this Paragraph 6 and except as otherwise determined by the Board of Directors or the Committee in its sole discretion, if the employment of a holder of an ISO under the Plan shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's ISO shall expire within three (3) months after such termination. Except as otherwise determined by the Board of Directors or the Committee, in its sole discretion, if the employment of a holder of an ISO, NQSO, and/or SAR in tandem with an NQSO shall terminate for cause, then any unexercised ISO, NQSO, and/or SAR in tandem with an NQSO granted to the holder shall expire as at the time of termination. If the employment of a holder of an Option (exclusive of his ISOs) shall be terminated for any reason other than cause or the death or the disability of the holder, such holder's Options, other than his ISOs, may be exercised during the earlier of (i) the respective terms thereof, or (ii) the subsequent death or disability of the respective holder, subject to the provisions of subparagraphs (b) and (d) of this Paragraph 6, unless the Board of Directors or the Committee shall in its sole discretion set forth to the contrary in the holder's Option Agreement.

             (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

             (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months after such holder's termination of employment due to the disability.

             (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

7.           Leave of Absence.

    For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.           Adjustment Upon Changes in Capitalization.

             (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

             (b) Any Option granted under the Plan, unless waived by the Board of Directors or the Committee, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.


             (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9.           Further Conditions of Exercise.

             (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

             (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

             (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the canceling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR and/or SDR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.          Termination, Modification and Amendment.

             (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

             (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

             (c) The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, materially change the standards of eligibility under the Plan or amend any provision hereof which requires stockholder approval in order to preserve the status of the Plan as a plan qualifying under Rule 16b-3 of the 1934 Act if the Plan would otherwise qualify thereunder. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

             (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.          Effective Date of the Plan.

             The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12.          Not a Contract of Employment.

             Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.          Other Compensation Plans.

             The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

                                   EXHIBIT 4.2

                             COMPENSATION AGREEMENT

  COMPENSATION AGREEMENT, dated as of December 3, 1996, by and between Diego Leiva, having an address at 155 Route 46 West, Wayne, New Jersey 07470 (the "Executive"), and PICK Communications Corp., a Nevada corporation having an address at 155 Route 46 West, Wayne, New Jersey 07470 (the "Company").

                                    RECITALS:

  WHEREAS, the Executive has served as the Chairman, Chief Executive Officer and President of the Company and its predecessor from August, 1982 through the date hereof;

  WHEREAS, the Company owes the Executive in excess of $100,000 in accrued and unpaid salary for the calendar years 1994 and 1995;

  WHEREAS, on December 3, 1996, the Board of Directors of the Company authorized the Company's issuance to the Executive of 400,000 shares (the "Shares") of the Company's Common Stock, par value $.002 per share (the "Common Stock") at a purchase price of $.25 per Share, or an aggregate of $100,000, in lieu of payment to the Executive of $100,000 of salary accrued to the Executive; and

  WHEREAS, the Executive has agreed to accept the Shares as payment in full of $100,000 of said accrued and unpaid salary;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties do hereby agree as follows:

  1. The Company shall issue to the Executive 400,000 Shares upon execution and delivery of this Agreement, at a purchase price of $.25 per Share, the closing asked price per share of the Common Stock on the date on which the Board of Directors of the Company authorized the issuance thereof, or an aggregate of $100,000, which purchase price shall be paid as provided herein.

  2. The Executive agrees that upon issuance to him, the 400,000 Shares shall constitute full payment to the Executive of the sum of $100,000 of his accrued and unpaid salary for services rendered to the Company and its subsidiaries or affiliates during the 1994 and 1995 calendar years.

  3. The Executive and the Company acknowledge and agree that the Company intends to file a registration statement with the Securities and Exchange Commission (the "SEC") on Form S-8 covering the options to purchase Common Stock and the shares of Common Stock issuable under the terms of the Company's 1996 Stock Option Plan (the "Registration Statement"). The Company hereby agrees that the Registration Statement, if filed with the SEC, will include registration of the Shares issuable to the Executive pursuant to the terms of this Agreement. The Executive acknowledges and agrees that the filing of the Registration Statement is within the sole discretion of the Company and its Board of Directors. The Executive further acknowledges and agrees that until the Registration Statement is filed with and declared effective by the SEC, the Shares shall be and remain restricted stock under the terms of the Securities Act of 1933, as amended.

  4. The Company hereby represents and warrants to the Executive that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action.

  5. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles thereof applicable to the conflict of laws.

  6. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by a written agreement signed by the parties hereto.

  7. Neither party may assign its rights under this Agreement without the prior written consent of the other party, which may be withheld in such other party's sole discretion.

  8. This Agreement shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and permitted assigns.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


THE COMPANY:

PICK COMMUNICATIONS CORP.                                        THE EXECUTIVE:


By: /s/Raymond M. Brennan                                        /s/ Diego Leiva

Name: Raymond M. Brennan

Title: Vice President and Secretary

                                   Exhibit 5.1

                            SNOW BECKER KRAUSS P.C.
                                ATTORNEYS AT LAW
                                605 THIRD AVENUE
                           NEW YORK, N.Y. 10158-0125
                                     -----
                                 (212) 687-3860

                                                                January 20, 1997

PICK Communications Corp.
Wayne Interchange Plaza II
155 Route 46 West
Wayne, New Jersey 07470

  RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  We have acted as counsel to PICK Communications Corp., a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes (i) 5,000,000 stock options authorized to be granted pursuant to the Company's 1996 Stock Option Plan (the "Plan"); (ii) 3,500,000 shares of the Company's common stock, $.002 par value (the "Common Stock"), issuable upon the exercise of stock options already granted to Company employees under the Plan; (iii)1,500,000 shares of Common Stock issuable upon the exercise of stock options authorized and available for future grant under the Plan and (iv) 400,000 shares of Common Stock issued to the Company's Chief Executive Officer, Mr. Diego Leiva, pursuant to a Compensation Agreement dated December 3, 1996, at a purchase price of $.25 per share, in lieu of $100,000 of accrued and unpaid salary owed Mr. Leiva (the "Compensation Shares"). This results in an aggregate of 5,000,000 stock options and 5,400,000 shares of Common Stock being registered in the Registration Statement.

                  As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon

PICK Communications Corp.
January 20, 1997
Page 2

statements or representations of officers and other representatives of the Company, public officials or others.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Nevada.

                  2. The stock options issuable under the Plan have been duly authorized by the Board of Directors of the Company, and in the case of the shares of Common Stock issuable upon exercise of the stock options pursuant to the Plan, they have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the shares of Common Shares will be legally issued, fully paid and non-assessable securities.

                  3. The Compensation Shares have been duly authorized by the Board of Directors of the Company and have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable securities.

                  We hereby consent to the reference of our name in the Prospectus under the caption "Legal Opinion" and to inclusion of this opinion as
Exhibit 5.1 to the Registration Statement and all amendments thereto.


                                                     Very truly yours,


                                                     /s/ Snow Becker Krauss P.C.
                                                     SNOW BECKER KRAUSS P.C.





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                                  Exhibit 23.2




































































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                               DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL ASSOCIATION
                         340 ROYAL PALM WAY, SUITE 201
                              PALM BEACH, FL 33480
                          (561) 822-9995 Fax 822-9942


PICK Communications Corp.
Wayne Interchange Plaza II
155 Route 46 West
Wayne, New Jersey 07470

Gentlemen:

     We hereby consent to the use of our report dated February 16, 1996 on the financial statements of the Company and of the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement on Form S-8 being submitted to the U.S. Securities and Exchange Commission by the Company.


                                                /s/Durland & Company, CPAs, P.A.
                                                Durland & Company, CPAs, P.A.


Palm Beach, Florida
January 20, 1997